Exhibit 5.1

                            American Stores Company
                             299 South Main Street
                           Salt Lake City, Utah 84111

                                 July 13, 1998

Securities and Exchange Commission
Division of Corporation Finance
Washington, D.C.  20549

          Re:  Registration Statement on Form S-8
               Relating to American Stores Company
               Supplemental Executive Retirement Plan

Ladies and Gentlemen:

     I am Vice President and Deputy General Counsel of American Stores Company, a Delaware corporation (the "Company"). This opinion is being delivered to you in connection with the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by the Company with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of the Company's obligations under the American Stores Company Supplemental Executive Retirement Plan (the "Plan") to pay in the future the value of the participants' bookkeeping accounts, as defined in the Plan, adjusted to reflect the performance, whether positive or negative, of the selected investment options during the deferral period in accordance with the terms of the Plan (the "Obligations"). I am a member of the Bar of the state of Utah.

     I am generally familiar with the properties and affairs of the Company including the Certificate of Incorporation, the Bylaws and the Plan. I have also examined such documents and instruments and have made such further examinations as I deemed necessary or desirable for the purpose of this opinion.

     Based on the foregoing, I am of the opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) The Obligations will, when issued in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable and will be binding obligations of the Company when the Registration Statement shall have become effective.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                              Very truly yours,

                              /s/ Mark N. Schneider


                              Mark N. Schneider
                              Vice President and Deputy General Counsel